Exhibit 99.1

SPAR Group Announces Financial Results for the Fourth Quarter and Twelve Months Ended

December 31, 2019

WHITE PLAINS, N.Y., March 27, 2020 (GLOBE NEWSWIRE) -- SPAR Group, Inc. (Nasdaq: SGRP), a leading supplier of retail merchandising, business technology and other marketing services in 10 countries throughout North America, Latin America, Asia Pacific and Africa, today announced financial results for the three- and twelve-month periods ended December 31, 2019.

Highlights for the three- and twelve-month periods ended December 31, 2019, as compared to the same periods during the prior year include the following:

●

Revenue for the fourth quarter of 2019 increased $4.1 million, or 7.1 percent, to $61.1 million. International operations increased $4.2 million year-over-year, primarily due to Brazil, Mexico, and South Africa.

●

Revenue for the twelve-month period ended December 31, 2019 increased $23.7 million, or 10.3 percent, to $252.9 million. Domestic operations contributed $10.7 million of the year-over-year revenue growth, due primarily to an increase in project revenue. International operations contributed $13.0 million of the increase, driven primarily by the growth in Brazil, Mexico, Canada and Japan.

●	Operating income for the fourth quarter of 2019 decreased $728,000 to $1.2 million, compared to $1.9 million for the same period last year.

●

Operating income for the twelve-month period ended December 31, 2019 more than doubled to $10.2 million, an increase of $6.5 million. The increase was driven by strong performance by both domestic and international operations.

●	Net loss attributable to SPAR Group for the fourth quarter of 2019 was $(626,000), or $(0.03) per share, compared to a net loss of $(534,000), or $(0.03) per share, during the fourth quarter of 2018.

●

Net income attributable to SPAR Group for the twelve-month period ended December 31, 2019 was $2.4 million, or $0.12 per diluted share, compared to a net loss of $(1.6 million), or $(0.07) per diluted share, during the same period last year.

●

As highlighted in the GAAP reconciliation table below, the Company incurred significant non-cash and one-time charges during 2018. Excluding non-cash and one-time charges, non-GAAP net income attributable to SPAR Group during 2018 was approximately $1.3 million or $0.06 per diluted share.

Financial Results by Geography (in 000's, except per share data)

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
Revenue:	2019	2018	Change	2019	2018	Change
International	$43,476	$39,289	10.7%	$162,156	$149,142	8.7%
Domestic	17,577	17,711	nmf	90,720	80,049	13.3%
Total	$61,053	$57,000	7.1%	$252,876	$229,191	10.3%

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
Operating Income/(Loss):	2019	2018	Change	2019	2018	Change
International	$3,000	$3,320	(9.7%)	$7,373	$6,272	17.6%
Domestic	(1,816)	(1,408)	nmf	2,818	(2,543)	nmf
Total	$1,184	$1,912	(38.1%)	$10,191	$3,729	173.3%

	Three Months Ended December 31,			Twelve Months Ended December 31,
Net income (loss):	2019	2018		2019	2018
International	$905	$821	10.1%	$1,764	$1,529	16.5%
Domestic	(1,531)	(1,355)	nmf	655	(3,080)	nmf
Total	$(626)	$(534)	nmf	$2,419	$(1,551)	nmf

Earnings Per Basic Share:	$(0.03)	$(0.03)		$(0.12)	$(0.07)

“We delivered across-the-board improvement in financial results during 2019, with solid top-line organic growth, as well as a significant improvement in profitability both domestically and internationally. Greater operating efficiencies, operating leverage and disciplined cost control resulted in 18% growth in international profitability and restored meaningful profitability to our domestic operations. Domestic revenue benefited from new customer acquisitions, as well as growth from existing accounts. The increase in international revenue was led by strong organic growth in Brazil, and continued strength in Mexico, Canada and Japan,” said Chief Executive Officer, Christiaan Olivier. “We started 2020 with continued momentum domestically and internationally and a strong pipeline of new business opportunities. However, we expect the rapidly evolving coronavirus situation to negatively affect our second quarter financial results as project work shifts to the second half of 2020. The wellbeing of our customers, staff and field teams are a top priority and we are prepared to take appropriate action as conditions require. While it is too early to determine the financial impact of the outbreak, we are bidding on new business in support of essential retailers, which we expect to partially offset a slowdown in project work. In addition, we believe a large portion of delayed project work will still be performed during the second half of the year, and I would note that our operating model has a relatively variable cost structure and affords us the ability to adapt quickly to changes in the market.”

Margin Profile by Geography

Gross Margin:

	Three Months Ended December 31,		Basis Point	Twelve Months Ended December 31,		Basis Point
	2019	2018	Change	2019	2018	Change
International	20.2%	22.4%	(220)	17.2%	17.1%	10
Domestic	18.7%	19.6%	(90)	23.5%	23.5%	-
Total	19.7%	21.5%	(180)	19.5%	19.3%	20

Operating Income as a % of Sales

	Three Months Ended December 31,		Basis Point	Twelve Months Ended December 31,		Basis Point
	2019	2018	Change	2019	2018	Change
International	6.9%	8.5%	(160)	4.6%	4.2%	40
Domestic	(10.4%)	(8.0%)	(240)	3.1%	(3.2%)	590
Total	1.9%	3.4%	(150)	4.0%	1.6%	240

International gross profit margin for the three- and twelve-month periods ended December 31, 2019 was 20.2% and 17.2%, respectively, compared to 22.4% and 17.1% for the same periods in 2018. For the twelve-month period ended December 31, 2019, the international subsidiaries, Japan, Australia, and India experienced favorable gross margin improvement year over year, while all other international subsidiaries experienced some gross margin pressure compared to the same period last year.

Domestic gross profit margin for the three-month period ended December 31, 2019, was 18.7% compared to 19.6% for the same period in 2018. The year-over-year decrease in domestic gross profit margin was directly attributable to an unfavorable mix in lower gross margin project work. For the twelve-month period ended December 31, 2019, domestic gross profit margin remained relatively consistent year over year.

Balance Sheet as of December 31, 2019

As of December 31, 2019, cash and cash equivalents totaled $10.5 million. Working capital was $17.4 million and current ratio was 1.4 to 1. Total current assets and total assets were $64.0 million and $81.3million, respectively. Total liabilities were $50.0 million and total equity was $31.4 million as of December 31, 2019.

Non-GAAP Financial Measures & Key Metrics

In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures.

Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. SPAR Group considers these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In addition, investors often use similar measures to evaluate the performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating performance. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements.

Non-GAAP Net Income is defined as Net Income (loss) adjusted by removing the impact of one-time non-recurring charges.

About SPAR Group

SPAR Group, Inc. is a diversified international merchandising and marketing services Company and provides a broad array of services worldwide to help companies improve their sales, operating efficiency and profits at retail locations. The Company provides merchandising and other marketing services to manufacturers, distributors and retailers worldwide and coordinates the operations through the use of multi-lingual proprietary technology which drives the logistics, communication and reporting for global operations and customers. SPAR works primarily in mass merchandiser, office supply, value, grocery, drug, independent, convenience, home improvement and electronics stores; as well as providing furniture and other product assembly services, audit services, in-store events, technology services and marketing research. The Company has supplied projects and product services in the United States since certain of its predecessors were formed in 1979 and internationally since the Company acquired its first international subsidiary in Japan, in May of 2001. Product services include restocking and adding new products, removing spoiled or outdated products, resetting categories "on the shelf" in accordance with client or store schematics, confirming and replacing shelf tags, setting new sale or promotional product displays and advertising, replenishing kiosks, providing in-store event staffing and providing assembly services in stores, homes and offices. Audit services include price audits, point of sale audits, out of stock audits, intercept surveys and planogram audits. Other merchandising services include whole store or departmental product sets or resets (including new store openings), new product launches, in-store demonstrations, special seasonal or promotional merchandising, focused product support and product recalls. The Company currently does business in ten countries that encompass approximately 50% of the total world population through its operations in the United States, Canada, Japan, South Africa, India, China, Australia, Mexico, and Brazil. For more information, please visit the SPAR Group's website at http://www.sparinc.com.

Forward-Looking Statements

This Press Release contains and the above referenced recorded comments will contain "forward-looking statements" made by SPAR Group, Inc. ("SGRP", and together with its subsidiaries, the "SPAR Group" or the "Company"), will be filed shortly in a Current Report on Form 10-K by SGRP with the Securities and Exchange Commission (the "SEC"). There also are "forward looking statements" contained in SGRP's Annual Report on Form 10-K for the year ended December 31, 2019 (the "2019 Annual Report"), which will be filed shortly with the SEC, SGRP's Annual Report on Form 10-K/A for the year ended December 31, 2018 (the "2018 Annual Report"), which was filed by SGRP with the SEC on April 24, 2019, and SGRP's definitive Proxy Statement respecting its Annual Meeting of Stockholders held on May 15, 2019 (the "Proxy Statement"), which SGRP filed with the SEC on April 29, 2019, and SGRP's Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and statements as and when filed with the SEC (including the 2019 Annual Report, 2018 Annual Report and the Proxy Statement, each an "SEC Report"). "Forward-looking statements" are defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and Exchange Act, collectively, "Securities Laws").

The 2019 Annual Report includes a new Risk Factor respecting the coronavirus: Any outbreaks or rapid spread of such a contagious disease, or the fear of it, could significantly disrupt the retail operations of or the global and domestic supply chains for our customers and our work for them and could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect retail demand. Any of those events may change or disrupt the needs or demands of the Company's customers and could have a material and adverse effect on the Company or its performance or condition. See Risk Factors in the 2019 Annual Report.

The forward-looking statements made by the Company in this Press Release may include (without limitation) any expectations, guidance or other information respecting the pursuit or achievement of the Company's corporate strategic objectives (growth, customer value, employee development, greater productivity & efficiency, and earnings per share), building upon the Company's strong foundation, leveraging compatible global opportunities, growing the Company’s client base and contacts, continuing to strengthen the Company’s balance sheet, growing revenues and improving profitability through organic growth, new business developments and strategic acquisitions, and continuing to control costs. The Company's forward-looking statements also include, in particular and without limitation, those made in "Business", "Risk Factors", "Legal Proceedings", and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the 2019 Annual Report and 2018 Annual Report. You can identify forward-looking statements in such information by the Company's use of terms such as "may", "will", "expect", "intend", "believe", "estimate", "anticipate", "continue", "plan", "project" or similar words or variations or negatives of those words.

You should carefully consider (and not place undue reliance on) the Company's forward-looking statements, risk factors and the other risks, cautions and information made, contained or noted in or incorporated by reference into this Press Release, the 2019 Annual Report, the 2018 Annual Report, the Proxy Statement and the other applicable SEC Reports that could cause the Company's actual performance or condition (including its assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, risks, trends or condition) to differ materially from the performance or condition planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, "expectations") and described in the information in the Company's forward-looking and other statements, whether express or implied. Although the Company believes them to be reasonable, those expectations involve known and unknown risks, uncertainties and other unpredictable factors (many of which are beyond the Company's control) that could cause those expectations to fail to occur or be realized or such actual performance or condition to be materially and adversely different from the Company's expectations. In addition, new risks and uncertainties arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its expectations will be achieved in whole or in part, that the Company has identified all potential risks, or that the Company can successfully avoid or mitigate such risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in SGRP's Common Stock.

You should carefully review the risk factors described in the 2019 Annual Report and 2018 Annual Report (See Item 1A – Risk Factors) and any other risks, cautions or information made, contained or noted in or incorporated by reference into the 2019 Annual Report, the 2018 Annual Report, the Proxy Statement or other applicable SEC Report. All forward-looking and other statements or information attributable to the Company or persons acting on its behalf are expressly subject to and qualified by all such risk factors and other risks, cautions and information.

The Company does not intend or promise, and the Company expressly disclaims any obligation, to publicly update or revise any forward-looking statements, risk factors or other risks, cautions or information (in whole or in part), whether as a result of new information, risks or uncertainties, future events or recognition or otherwise, except as and to the extent required by applicable law.

Company Contact:

James R. Segreto

Chief Financial Officer

SPAR Group, Inc.

(248) 364-7727

Investor Contact:

Dave Mossberg

Three Part Advisors

(817) 310-0051

SPAR Group, Inc. and Subsidiaries

Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)

 (In thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net revenues	$61,053	$57,000	$252,876	$229,191
Cost of revenues	49,010	44,750	203,626	184,904
Gross profit	12,043	12,250	49,250	44,287

Selling, general and administrative expenses	10,230	8,879	36,869	34,188
Settlement and other charges	-	945	-	4,261
Depreciation and amortization	627	514	2,190	2,109
Operating income	1,186	1,912	10,191	3,729

Interest expense	441	209	1,046	1,095
Other expense (income), net	2	8	(266)	(406)
Income before income tax expense	743	1,695	9,411	3,040

Income tax expense	833	1,067	3,578	1,402
Net (loss) income	(90)	628	5,833	1,638
Net income attributable to non-controlling interest	(534)	(1,162)	(3,414)	(3,189)
Net (loss) income attributable to SPAR Group, Inc.	$(624)	$(534)	$2,419	$(1,551)
Basic and diluted net (loss) income per common share:	$(0.03)	$(0.03)	$0.12	$(0.07)

Weighted average common shares – basic	21,098	20,160	20,916	20,684

Weighted average common shares – diluted	21,184	21,160	21,157	20,684

Net (loss) income	$(90)	$628	$5,833	$1,638
Other comprehensive loss:
Foreign currency translation adjustments	1,191	178	547	(3,284)
Comprehensive income (loss)	1,101	806	6,380	(1,646)
Comprehensive income attributable to non-controlling interest	(1,316)	(1,444)	(3,939)	(1,837)
Comprehensive (loss) income attributable to SPAR Group, Inc.	$(215)	$(638)	$2,441	$(3,483)

SPAR Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$10,458	$7,111
Accounts receivable, net	51,095	46,142
Prepaid expenses and other current assets	2,404	1,879
Total current assets	63,957	55,132
Property and equipment, net	2,848	2,950
Operating lease right-of-use assets	4,948	-
Goodwill	3,784	3,788
Intangible assets, net	2,796	3,332
Deferred income taxes	1,883	2,568
Other assets	1,115	1,325
Total assets	$81,331	$69,095

Liabilities and equity
Current liabilities:
Accounts payable	$11,049	$8,668
Accrued expenses and other current liabilities	18,493	18,168
Due to affiliates	4,645	4,645
Customer incentives and deposits	594	620
Lines of credit and short-term loans	8,932	10,414
Current portion of operating lease liabilities	2,828	-
Total current liabilities	46,541	42,515
Operating lease liabilities, less current portion	2,120	-
Long-term debt and other liabilities	1,300	1,806
Total liabilities	49,962	44,321

Equity:
SPAR Group, Inc. equity
Preferred stock, $.01 par value:
Authorized and available shares– 2,445,598
Issued and outstanding shares–
None – December 31, 2019, and December 31, 2018	–	–
Common stock, $.01 par value:
Authorized shares – 47,000,000
Issued shares – 21,102,335 shares – December 31, 2019, and 20,784,483 shares – December 31, 2018	211	208
Treasury stock, at cost 1,697 shares – December 31, 2019, and 7,895 shares – December 31, 2018	(2)	(8)
Additional paid-in capital	16,511	16,304
Accumulated other comprehensive loss	(3,598)	(3,638)
Retained earnings	5,833	3,432
Total SPAR Group, Inc. equity	18,955	16,298
Non-controlling interest	12,415	8,476
Total equity	31,370	24,774
Total liabilities and equity	$81,331	$69,095

GAAP to Non-GAAP Reconciliation (In thousands, except per share data)
	Twelve Months Ended	Twelve Months Ended
Net income (loss):	31-Dec-19	31-Dec-18
GAAP net income (loss)	$2,419	$(1,551)
One Time Charges		3,780
Tax Provision impact		(900)
Total non-GAAP net income		$1,329

Non-GAAP Earnings Per Basic and Diluted share:	$0.12	$0.06